Exhibit 2.7

                               THIRD AMENDMENT TO

                            MASTER SERVICE AGREEMENT

           Amendment dated as of January 5, 2003 (this "THIRD AMENDMENT") to the Original Agreement, dated as of August 5, 1997 as originally in effect and as amended from time to time prior to the date hereof, including by the Second Amendment, dated March 11, 2003 (the "SECOND AMENDED MSA") by and among Aetna Inc. (formerly know as Aetna U.S. Healthcare Inc.), on behalf of itself and all of its affiliates (collectively, "AETNA"), Magellan Health Services, Inc., on behalf of itself and all of its affiliates (collectively, "MAGELLAN") and Human Affairs International, Incorporated (together with its subsidiaries, "CONTRACTOR"), a Subsidiary of Magellan. Aetna and Magellan are hereinafter sometimes referred to collectively as "Parties" and individually as a "Party". Unless otherwise specifically defined herein, each capitalized term used herein has the meaning assigned to such term in the Original Agreement as amended by the Second Amended MSA.

                              W I T N E S S E T H:

           WHEREAS, on March 11, 2003, as part of a restructuring, Magellan and certain of its affiliates filed petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "CHAPTER 11 CASE");

           WHEREAS, prior to the filing of the Chapter 11 Case, Aetna, Magellan and Contractor entered into the Second Amended MSA;

           WHEREAS, at the time the Second Amended MSA was executed, the Parties contemplated that Magellan would enter into the New Senior Secured Credit Agreement;(1)

           WHEREAS, during the Chapter 11 Case, Magellan determined not to enter into the New Senior Secured Credit Agreement and instead determined to enter into the Deutsche Bank Credit Agreement;

           WHEREAS, Aetna and Magellan desire to enter into this Third Amendment, as of the date hereof, to implement the terms of the Second Amended


----------------------
           (1) All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second Amended MSA including as amended by this Third Amendment.

MSA and to reflect the fact that Magellan determined to enter into the Deutsche Bank Credit Agreement rather than the New Senior Secured Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises stated herein and in the Second Amended MSA and other good and valuable consideration, the parties hereby agree as follows:

I. Section 1 of the Original Agreement as amended by the Second Amended MSA ("Behavioral Health Care Services") shall be amended by inserting the following new clause 1.L:

           "L.        One Single Indivisible Contact; Specific Performance.
                      Magellan agrees and acknowledges that all rights, contracts, obligations and transactions agreed to, associated with and contemplated under the Original Agreement as amended by the Second Amended MSA and this Third Amendment (including the Vendor Contracts, the HMO Agreements, the non-HMO Agreements, and the Purchase Option) are part of one single and indivisible contract and such rights, contracts, obligations and transactions must (absent Aetna's written consent) all be assumed or rejected in their entirety in the event of any future insolvency proceeding. In addition, Magellan agrees and acknowledges that money damages would not be an adequate remedy for any breaches of the Original Agreement as amended by the Second Amended MSA and this Third Amendment, that any such breaches would cause Aetna irreparable harm and that in the event of any such breaches Aetna shall be entitled, to injunctive relief, including specific performance, in addition to all other available remedies."

II. Section 7.C of the Original Agreement as amended by the Second Amended MSA ("Security Interests and Guarantees") shall be amended and restated in its entirety as follows:

           "C. Security Interest and Guarantees. Magellan's obligations under this Section 7, under the Asset Purchase Agreement and under the Note, shall be (x) secured by a "silent second" Lien on all of the assets of Magellan and its subsidiaries in which any Lender, the Collateral Agent or the Administrative Agent at any time and from time to time has a Lien (the "SECURITY INTEREST"), on the terms and conditions set forth in this Agreement and the Security Documents; and (y) guaranteed on a secured basis by each Magellan entity that is a guarantor of Magellan's obligations under the Deutsche Bank Credit Agreement, on


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
                      the terms and conditions set forth in the Second Amended MSA as amended by this Third Amendment and the Security Documents (the "GUARANTEES");"

III. Section 7.D of the Original Agreement as amended by the Second Amended MSA ("Letter of Credit") shall be amended and restated in its entirety as follows:

           "D. Magellan shall provide and maintain a letter of credit for the benefit of Aetna (the "LETTER OF CREDIT") on the Plan Effective Date until nine months after the termination of the Original Agreement as amended by the Second Amended MSA and this Third Amendment in the amount of $5 million for the six month period following termination of the Original Agreement as amended by the Second Amended MSA and this Third Amendment and $2.5 million for the three months following such six month period to cover incurred but not reported ("IBNR") payments, until such time as Aetna reasonably determines that no IBNR payments are outstanding. At all times when the Letter of Credit is in effect, the terms and conditions thereof shall remain the same as the terms and conditions in effect as of the Plan Effective Date."

IV. Section 7.E of the Original Agreement as amended by the Second Amended MSA ("New Senior Secured Credit Agreement") shall be amended and restated in its entirety as follows:

           "E. Provisions Relating to Deutsche Bank Credit Agreement, Security Interest, Guarantees and Purchase Option. Magellan agrees and covenants that (i) on the Plan Effective Date, each Guarantor shall have duly authorized, executed and delivered to Aetna its Aetna Subordinated Subsidiaries Guarantee; (ii) in the event that Magellan takes any action to provide any additional Liens, guarantees or rights relating to the Collateral or any further assurances to any Lender, the Administrative Agent or the Collateral Agent at any time and from time to time (including any action taken under Sections 8.12, 8.13, 8.16(b) or 8.16(c) of the Deutsche Bank Credit Agreement) Magellan expressly agrees and acknowledges that it shall simultaneously provide to or for the benefit of Aetna the same additional Liens, guarantees, rights or further assurances, ranking in priority immediately junior to the additional Liens, guarantees, rights or further assurances granted to such Lender, Collateral Agent or Administrative Agent (or if a guarantee, subordinated in the same manner as and on the terms of the Guarantees); (iii) at least 5 days prior to any sale or other disposition of any Collateral (including any sale or disposition pursuant to any of the Security Documents or the Deutsche Bank Credit Agreement) with a value in excess of $1 million, Magellan shall provide Aetna with written notice of the specific Collateral to be sold or otherwise disposed of."

IV. Section 7.F of the Original Agreement as amended by the Second Amended MSA ("Additional Matters Related to Early Purchase Option") shall be amended and restated by deleting the first sentence thereof (with the remainder of Section 7.F to remain unchanged) and replacing that first sentence with the following:

                      "In the event that Aetna is entitled to exercise the Purchase Option at any time, but is prevented for any reason from immediately consummating such purchase (a "CONTROL TRIGGER"), then Aetna shall have the right (which right is exercisable in its sole discretion) to appoint one or more individuals (who may be Aetna employees or third parties) (the "DESIGNATED INDIVIDUALS") who will have responsibility and full decision-making authority over the management and direction of all employees of the Business and at each Aetna-Dedicated Facility, it being understood that at all times all employees of Magellan shall remain employees of Magellan and Aetna shall not be responsible for any Magellan obligations to such employees. It is understood and agreed that this section 7.F is not, and shall not be invoked by any Party as an acknowledgment by Aetna that Aetna's right to exercise the Purchase Option is or could be in any way limited by any agreement, contract, arrangement or other transaction to which Magellan is or becomes a party (including the Deutsche Bank Credit Agreement or the Security Documents)."

V. Section 8.C of the Original Agreement as amended by the Second Amended MSA shall be amended be deleting Section 8.C(ii) and replacing that Section 8.C(ii) with the following:

           "(ii) Magellan shall not, and shall cause each of its affiliates not to, enter into, renew, amend, modify, supplement or extend (or to agree or commit to do any of the foregoing) any agreement, contract, arrangement or other transaction (including the Deutsche Bank Credit Agreement or the Security Documents or any other bank facility, or any refinancing of any of the foregoing, or any agreement, contract, arrangement or other transaction relating to Capital Expenditures or Indebtedness) that would (A) result in the imposition or continuance of any Lien on any of the Purchased Assets (as defined in the Asset Purchase Agreement) that would not be released upon the sale of the Purchased Assets to Aetna, (B) prevent, alter, inhibit or


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
                      delay any of the actions or transactions contemplated by this Third Amendment, the Second Amended MSA or the Asset Purchase Agreement (including without limitation the repayment of the Note, the Migration, the Critical Performance Measures, the provision of and payment on the Letter of Credit, the exercise of the Purchase Option, the execution of the Asset Purchase Agreement or the consummation of the purchase contemplated thereunder), or
                      (C) waive, modify or vary in any manner whatsoever without the written consent of Aetna (x) any of the terms or conditions of the Security Documents in a manner adversely affecting the rights, benefits or obligations of Aetna and not all Secured Creditors in a like or similar manner; or
                      (y) (I) Section 7.4 or Section 10.2 of the Security Agreement (or any comparable provision of any other Security Document), in each case, to the extent relating to or affecting the rights, benefits or obligations of Aetna, (II) Section 10.8 hereof (or any comparable provision of any other Security Document), in each case to the extent relating to the Aetna Purchased Assets or the Aetna Purchase Option or Aetna's rights with respect thereto or (III) Section 6, 13, 14, 15 or 16 of Annex N to the Security Agreement, in each case to the extent relating to or affecting the rights, benefits or obligations of Aetna."

           In addition, section 8.C shall be amended by inserting the following new clause 8.C.(iii):

           "(iii) Notwithstanding anything herein to the contrary, Magellan may (A) amend, supplement or otherwise modify or (B) refinance, replace or extend the Deutsche Bank Credit Agreement and the Security Documents (including increasing or decreasing the borrowings and other extensions of credit thereunder) provided, however, that in each such case Magellan remains in compliance with Section 8.C(ii) and provided further that in each such case Aetna shall be entitled to an intercreditor agreement which shall be reasonably acceptable to Aetna and which shall contain terms and conditions substantially similar to the intercreditor terms and conditions contained in the Deutsche Bank Credit Agreement and the Security Documents. In each such case, the terms "Deutsche Bank Credit Agreement" and "Security Documents" shall refer to such amended, supplemented, modified, refinanced, or replaced credit agreement and security documents, as applicable; provided that the references to the sections of the Deutsche Bank Credit Agreement in Section 7.E(ii) shall refer to such provisions as in effect on the Plan Effective Date."

           All other provisions of section 8.C shall remain the same.


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
VI. Section 9 of the Original Agreement as amended by the Second Amended MSA ("Term and Termination") be amended by deleting section 9.B(iv) and replacing that section 9.B(iv) with the following:

           "(iv) Magellan or any of its subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Magellan or any of its subsidiaries, and the petition is not dismissed within 60 days; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Magellan or any of its subsidiaries which custodian is not dismissed within 60 days after the date of such appointment or the date such custodian takes charge, or Magellan or any of its subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Magellan or any of its subsidiaries, or there is commenced against Magellan or any of its subsidiaries any such proceeding that remains undismissed for a period of 60 days, or Magellan or any of its subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Magellan or any of its subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Magellan or any of its subsidiaries makes a general assignment for the benefit of creditors or any corporate limited liability company; or any similar action is taken by Magellan or any of its subsidiaries for the purpose of effecting any of the foregoing;"

           In addition, section 9 shall be amended by inserting the following new clause 9.B.(xi):

           "(xi) the Collateral Agent, Administrative Agent or any Lender at any time (A) begins to exercise any remedies available under the Deutsche Bank Credit Agreement or the Security Documents, including the remedies available under Article VII of the Security Agreement, or (B) indicates (whether orally or in writing), after the acceleration of the obligations under the Deutsche Bank Credit Agreement, that the exercise of any such remedies will begin within six months.

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
           In addition, section 9 shall be amended by deleting section 9.C.(ii) and replacing that section 9.C.(ii) with the following:

           "(ii) Upon the occurrence of an Event of Default set forth in subsections B(ii), (iii), (vi), (vii)(provided that termination was by Magellan or Contractor), (viii), (ix) or (xi) above by Magellan or Contractor, in addition to Aetna's rights under paragraph C(i) above, Aetna shall be entitled at any time to deliver the Exercise Notice and immediately to exercise the Purchase Option as provided in
                      Section 7 of this Agreement."

           All other provisions of section 9 shall remain the same.

VII. Section 19 of the Original Agreement as amended by the Second Amended MSA ("Amendment to Definitions") shall be amended by deleting the definition of "New Senior Secured Credit Agreement", and shall be further amended by inserting the following at the end thereof:

           "Administrative Agent" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Aetna Subsidiaries Subordinated Guaranty" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Capital Expenditure" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Chapter 11 Case" shall have the meaning set forth in the recitals of this Third Amendment.

           "Collateral" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Collateral Agent" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Deutsche Bank Credit Agreement" shall mean that certain credit agreement, in effect as of the Plan Effective Date and without giving effect to any amendments thereof, between Magellan and Deutsche Bank AG, New York Branch, as administrative agent, and the lenders from time to time party thereto.


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
           "Guarantor" shall have the meaning set forth in the Aetna Subsidiaries Subordinated Guaranty.

           "Indebtedness" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Lien" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Lender" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Plan Effective Date" shall mean the Effective Date as defined in Magellan's Third Amended Joint Plan of Reorganization, confirmed by the United States Bankruptcy Court for the Southern District of New York on October 8, 2003.

           "Second Amended MSA" shall have the meaning set forth in the recitals to this Third Amendment.

           "Security Agreement" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Security Documents" shall mean and include the Security Documents as that term is defined in the Deutsche Bank Credit Agreement plus the Aetna Subsidiaries Subordinated Guaranty and the Subsidiaries Guaranty.

           "Subsidiaries Guaranty" shall have the meaning set forth in the Deutsche Bank Credit Agreement.

           "Third Amendment" shall have the meaning set forth in the recitals to this Third Amendment.

Governing Law; Counterparts; Effectiveness

           This Third Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Third Amendment shall take effect as of the Plan Effective Date.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


AETNA INC.

By:
    -----------------------------------------
Name:
Title:
Date:


HUMAN AFFAIRS INTERNATIONAL, INCORPORATED

By:
    -----------------------------------------
Name:
Title:
Date:

MAGELLAN HEALTH SERVICES INC.

By:
    -----------------------------------------
Name:
Title:
Date:



ADVANTAGE BEHAVIORAL SYSTEMS, INC.(2)
ADVOCARE OF TENNESSEE, INC.
AGCA NEW YORK, INC.
AGCA, INC.
ALLIANCE HEALTH SYSTEMS, INC.
ALLIED SPECIALTY CARE SERVICES, LLC
CARE MANAGEMENT RESOURCES, INC.
CHARTER ALVARADO BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER BAY HARBOR BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM AT FAIR OAKS, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM AT HIDDEN BROOK, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM AT POTOMAC RIDGE, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF COLUMBIA, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF DALLAS, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF DELMARVA, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF LAKE CHARLES, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF MASSACHUSETTS, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF NASHUA, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHWEST INDIANA, LLC
CHARTER BEHAVIORAL HEALTH SYSTEM OF PADUCAH, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF TOLEDO, INC.
CHARTER BEHAVIORAL OF LAYAFETTE, INC.
CHARTER CENTENNIAL PEAKS BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER FENWICK HALL BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER FOREST BEHAVIORAL HEALTH SYSTEM, INC.


--------------------
           (2) NEED TO CONFIRM THAT THIS IS A COMPLETE LIST OF SUBS

CHARTER GRAPEVINE BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER HOSPITAL OF MOBILE, INC.
CHARTER HOSPITAL OF SANTA TERESA, INC.
CHARTER HOSPITAL OF ST. LOUIS, INC.
CHARTER LAKESIDE BEHAVIORAL HEALTH SYSTEMS, INC.
CHARTER LINDEN OAKS BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER MEDICAL - CLAYTON COUNTY, INC.
CHARTER MEDICAL - LONG BEACH, INC.
CHARTER MEDICAL OF EAST VALLEY, INC.
CHARTER MEDICAL OF PUERTO RICO, INC.
CHARTER MILWAUKEE BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER MOB OF CHARLOTTESVILLE, INC.
CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, LLC
CMCI, INC.
CMFC, INC.
CMG HEALTH OF NEW YORK, INC.
CMG HEALTH, INC.
CONTINUUM BEHAVIORAL HEALTHCARE CORPORATION
CORRECTIONAL BEHAVIORAL SOLUTIONS OF INDIANA, INC.
CORRECTIONAL BEHAVIORAL SOLUTIONS OF NEW JERSEY, INC.
FLORIDA HEALTH FACILITIES, INC.
GPA OF PENNSYLVANIA, INC.
GREEN SPRING HEALTH SERVICES, INC.
GREEN SPRING OF PENNSYLVANIA, INC.
GROUP PLAN CLINIC, INC.
HAWAII BIODYNE, INC.
HUMAN AFFAIRS INTERNATIONAL OF PENNSYLVANIA, INC.
HUMAN AFFAIRS INTERNATIONAL OF CALIFORNIA, INC.
IHEALTH TECHNOLOGIES, LLC
INROADS BEHAVIORAL HEALTH SERVICES OF TEXAS, LP
LOUISIANA BIODYNE, INC.
MAGELLAN BEHAVIORAL HEALTH OF WASHINGTON, INC.
MAGELLAN BEHAVIORAL HEALTH SYSTEMS, LLC
MAGELLAN BEHAVIORAL HEALTH, INC.
MAGELLAN BEHAVIORAL OF MICHIGAN, INC.
MAGELLAN CAPITAL, INC.
MAGELLAN CBHS HOLDINGS, INC.
MAGELLAN HRSC, INC.
MAGELLAN PUBLIC SOLUTIONS, INC.
MAGELLAN SPECIALTY HEALTH, INC.
MANAGED CARE SERVICES MAINSTAY OF CENTRAL PA, INC.
MBC FEDERAL PROGRAMS, INC.
MBC NATIONAL SERVICE CORPORATION

MBC OF AMERICA, INC.
MBC OF NEW MEXICO, INC.
MBC OF TENNESSEE, INC.
MBC OF TENNESSEE, LLC
MBC HEALTH PROVIDERS OF TEXAS, INC.
MBH CAPITAL, INC.
MBH OF PUERTO RICO, INC.
MERIT BEHAVIORAL CARE CORPORATION
MERIT BEHAVIORAL CARE OF FLORIDA, INC.
MERIT BEHAVIORAL CARE OF MASSACHUSETTS, INC.
MERIT INROADS BEHAVIORAL HEALTH SERVICES OF ILLINOIS, LLC MERIT INROADS BEHAVIORAL HEALTH SERVICES, LLC NEW GPA, INC.
P.P.C GROUP, INC.
P.P.C., INC.
PERSONAL PERFORMANCE CONSULTANTS OF NEW YORK, INC.
PREMIER HOLDINGS, INC.
U.S. IPA PROVIDERS, INC.
VIVRA, INC.
WESTWOOD/PEMBROKE HEALTH SYSTEM LIMITED PARTNERSHIP.



By: MAGELLAN HEALTH SERVICE, INC., as agent and
    attorney-in-fact for each of the
foregoing entities

By:
    -------------------------------------
Name:
Title:
Date: